UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2014

TARGA RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34991	20-3701075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 4300

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) 2014 Annual Incentive Compensation Plan. On January 14, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of Targa Resources Corp. (the “Company”), which is the indirect parent of the general partner of Targa Resources Partners LP (the “Partnership”), approved the Company’s 2014 Annual Incentive Compensation Plan (the “Bonus Plan”). The Bonus Plan is a discretionary annual cash bonus plan available to all of the Company’s employees, including its executive officers, who also serve as executive officers of the Partnership’s general partner. The purpose of the Bonus Plan is to reward employees for contributions toward the Company’s business priorities (including business priorities with respect to the Partnership) approved by the Committee and to aid the Company in retaining and motivating employees. Under the Bonus Plan, the level of funding of the discretionary cash bonus pool is based on the Company’s achievement of certain business priorities, including strategic, financial and operational objectives.

The Committee has established the following ten key business priorities for 2014:

•	execute on all business dimensions, including 2014 guidance for EBITDA and distribution/dividend growth as furnished from time to time,

•	continue the expansion of system capabilities and the commercialization of Targa Badlands including volume targets for 2014,

•	continue priority emphasis and strong performance relative to a safe workplace,

•	reinforce business philosophy and mindset that promotes compliance in all aspects of the Company’s business including environmental and regulatory compliance,

•	continue to attract and retain the operational and professional talent needed in the Company’s businesses,

•	continue to control all costs—operating, capital and general and administrative,

•	continue to manage tightly credit, inventory, interest rate and commodity price exposures,

•	execute on major capital and development projects—finalizing negotiations, completing projects on time and on budget, and optimizing economics and capital funding

•	pursue selected growth opportunities including gathering and processing build outs, fee-based capex projects, and potential purchases of strategic assets, and

•	pursue commercial and financial approaches to achieve maximum value and manage risks.

The Committee has targeted a total cash bonus pool for achievement of the business priorities based on the sum of individual employee market-based target bonus opportunities, which range from approximately 6% to 100% of each employee’s eligible earnings. Generally, eligible earnings are an employee’s base salary and overtime pay. Near or following the end of the year, the Chief Executive Officer (“CEO”) recommends to the Committee the total amount of cash to be allocated to the bonus pool based upon overall performance of the Company relative to the established objectives, generally ranging from 0 to 2x the aggregate target bonus opportunities for all employees in the pool. Upon receipt of the CEO’s recommendation, the Committee, in its sole discretion, determines the total amount of cash to be allocated to the bonus pool. The Committee has discretion to adjust the cash bonus pool attributable to the achievement of business priorities based on accomplishment of the applicable objectives as determined by the Committee and the CEO. Additionally, the Committee, in its sole discretion, determines the amount of the cash bonus award to each of the Company’s executive officers, including the CEO. The executive officers determine the amount of the cash bonus pool to be allocated to the Company’s departments, groups and employees (other than the executive officers of the Company) based on performance and upon the recommendation of their supervisors, managers and line officers.

A copy of the Bonus Plan is filed as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K (File No. 001-33303), filed with the Securities and Exchange Commission (“SEC”) on January 17, 2014, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

Exhibit 10.1	Targa Resources Corp. 2014 Annual Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to Targa Resources Partner’s Current Report on Form 8-K (File No. 001-33303) filed January 17, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES CORP.

Dated: January 17, 2014	By:	/s/ Matthew J. Meloy
Matthew J. Meloy
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Targa Resources Corp. 2014 Annual Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to Targa Resources Partner’s Current Report on Form 8-K (File No. 001-33303) filed January 17, 2014).